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                                                                EXHIBIT 10(l)

                              AMENDMENT FOUR TO
                              -----------------

                       RETIREMENT PLAN FOR EMPLOYEES OF
                       --------------------------------

                 CENTRAL BANCORPORATION, INC. AND AFFILIATES
                 -------------------------------------------

              As Amended and Restated Effective January 1, 1989
              -------------------------------------------------


       WHEREAS, effective as of January 1, 1989, the Texas Security Bancshares, Inc. (the "Plan Sponsor") (now known as Central Bancorporation, Inc.) and Central Bank and Trust adopted the Retirement Plan for Employees of Texas Securities Bancshares, Inc. and Affiliates as an amendment and restatement in its entirety of their existing plan;
WHEREAS, by the terms of Section 6.4 of the amended and restated plan, said plan may be amended by the Plan Sponsor; and

       WHEREAS, said plan has been amended on the 21st of June, 1994, effective in part as of January 1, 1989, in part of as January 1, 1993 and in part as of January 1, 1994; on the 19th day of December, 1994, effective as of September 1, 1994; and on the 5th day of July, 1995, effective as of May
1, 1995;

       WHEREAS, the aforementioned amendment as of May 1, 1995 changed the name of the said plan to "Retirement Plan for Employees of Central Bancorporation, Inc. and Affiliates" (the "Plan") in order to reflect the Plan Sponsor's new name;

       WHEREAS, the Plan Sponsor deems it desirable to amend the Plan in order to add and modify certain provisions to comply with current Internal Revenue Service rulings and regulations;

       NOW, THEREFORE, the Plan is hereby amended, effective as of October 1, 1995, as follows:

       A. A new paragraph shall be added to Section 1.1(A)(2) of the Plan as the last paragraph of such section, and such new paragraph shall read as follows:

            "The Annuity Starting Date in the case of the benefit payable under Section 3.2 hereof shall be the first day of the month coincident with or next following the date of termination of the Participant's service; provided, however, if payment is not required under the provisions of Section 3.2 as of the first day of the month coincident with or next following the date of termination of his service but the Committee establishes, in accordance with a uniform policy applied without discrimination, a subsequent date as of which a calculation shall be made to determine if a cash-out shall be required as of such subsequent date under the provisions of Section 3.2, the Annuity Starting
            Date shall be such subsequent date established by the Committee if payment on behalf of such Participant is made under Section
            3.2 as of such subsequent date."



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        B.  Section 1.1(B)(2) of the Plan shall be changed to read as follows:

            1. Any of the provisions of Subsection (1) above to the contrary notwithstanding, if payment to any Participant (or his Beneficiary) is either (i) an actuarially equivalent lump-sum distribution or (ii) any other actuarially equivalent form of distribution that provides payments in the form of a decreasing annuity or that provides payments for a period less than the life of the Participant (or, in the case of a preretirement death benefit payable to the Beneficiary of a Participant prior to the commencement of retirement income payments to the Participant, for a period less than the life of such Beneficiary), the amount of payment under either of these forms of distribution shall not be less than the actuarially equivalent amount determined using:

                 a. if the Annuity Starting Date is prior to October 1, 1995, the mortality assumptions specified in Subsection
                      (1)(a) above and the interest rate that was being used by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump-sum distribution on plan termination (as determined under Sections 411(a)(11) and 417 of the Internal Revenue
                      Code and regulations issued pursuant thereto) as of the first day of the Plan Year during which the Annuity Starting Date occurs; or

                 b.   if the Annuity Starting Date is on or after October
                      1, 1995, the mortality table prescribed by the Secretary of the Treasury in accordance with Section 417(e)(3) of the Internal Revenue Code and regulations and rulings issued pursuant thereto (which as of October 1, 1995 is a fixed blend of 50% of the male mortality rates and 50% of the female mortality rates from the 1983 Group Annuity Mortality Table), and the interest rate assumption shall be the annual rate of interest on 30-year Treasury securities for the second calendar month immediately preceding the first day of the Plan Year during which the Annuity Starting Date occurs."

       C.   Section 4.1(A)(2) of the Plan shall be changed to read as follows:

            1.   Actuarial Assumptions: The mortality assumptions that are
                 ---------------------
       used to compute the actuarially equivalent maximum amount of retirement income permitted under this Section 4.1(A) on and after the first day of the first limitation year beginning in 1995 shall be based upon the mortality table prescribed by the Secretary of Treasury pursuant to Section 415(b)(2)(E) of the Internal Revenue Code (which as of the first day of the first limitation year beginning in 1995 is a fixed blend of 50% of the male mortality rates and 50% of the female mortality rates from the 1983 Group Annuity Mortality Table). The interest rate assumptions that are used to

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       compute, the actuarially equivalent maximum amounts of retirement income permitted under the provisions of this Section 4.1(A) shall be the same as those that are used in computing actuarially equivalent benefits payable on behalf of a Participant upon his retirement or termination of service and upon the exercise of optional forms of retirement income under the Plan except that:

                 a. the interest rate assumption shall not be less than 5% for the purposes of converting the maximum retirement income to a form other than a straight life annuity (with no ancillary benefits); provided, however, for the purposes of converting the maximum retirement income to any form of benefit which is subject to Section 417(e)(3) of the Internal Revenue Code (which shall include lump-sum distributions and other forms of distribution that provide payments in the form of a decreasing annuity or that provide payments for a period less than the life of the recipient), such minimum interest rate assumption that applies on and after the first day of the first limitation year beginning in 1995 shall (in lieu of 5%) be the annual rate of interest on a 30-year Treasury securities for the second calendar month immediately preceding the first day of the Plan Year during which the Annuity Starting Date occurs (the "IRC Section 417(e)(3) applicable interest rate");

                 b. the interest rate assumption shall not be greater than 5% for the purposes of adjusting the maximum retirement income payable to a Participant who is over the social security retirement age within the meaning of Section 415(b)(8) of the Internal Revenue Code (or age 65 in the case of a governmental plan or a plan maintained by a tax exempt organization) so that it is actuarially equivalent to such a retirement income commencing at the social security retirement age (or age 65 in the case of a governmental plan or a plan maintained by a tax exempt organization); and

                 c. the factor for adjusting the maximum permissible retirement income to a Participant who is less than age 62 years so that it is actuarially equivalent to such a retirement income commencing at age 62 years shall be equal to (i) the factor for determining actuarial equivalence for early retirement under the Plan or
                      (ii) an actuarially computed reduction factor determined using an interest rate assumption of 5% or, if the Annuity Starting Date is on or after the first day of the first limitation year beginning in 1995 and the form of distribution is subject to Section 417(e)(3) of the Internal Revenue Code, the IRC Section 417(e)(3) applicable interest rate, as the case may be, and the mortality assumptions specified in the first sentence of

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                      this Section 4.1(A)(2) (except that the mortality
                      decrement shall be ignored if a death benefit at least equal to the single-sum value of the Participant's Accrued Deferred Monthly Retirement Income Commencing at Normal Retirement Date would be payable under the Plan on behalf of the Participant if he remained in the service of the Employer and his service were to be terminated by reason of his death prior to his Normal Retirement Date), whichever factor will provide the greater reduction. The factor for determining actuarial equivalence for early retirement under the Plan for any given age below age 62 years shall be determined by dividing the early retirement adjustment factor that applies under the Plan at such given age by the early retirement adjustment factor that applies under the Plan at age 62 years."

       D. The period at the end of the last sentence of Section 4.1(H) of the Plan shall be deleted and a semicolon inserted in lieu thereof, and the following clause shall be added to such sentence immediately following such semicolon:

            "provided, however, such preservation shall not be required if, under rules or regulations of the Internal Revenue Service, such reduction or elimination or such change in actuarial assumptions (without the preservation described above in this subsection) may be made without violating the anticutback rules of Section 411(d)(6) of the Internal Revenue Code."

       IN WITNESS WHEREOF, CENTRAL BANCORPORATION, INC. has caused this instrument to be executed by its duly authorized officers on this 18th day of September, 1995.


(CORPORATE SEAL)

ATTEST:                                CENTRAL BANCORPORATION, INC.



/s/ Karen Larsen Sweeney               By /s/ Stuart W. Murff
- -----------------------------------    -----------------------------------
      Secretary
                                       Title:  President
                                              ----------------------------

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